                                                                     Exhibit 1.2
                                                                     -----------



                                COMDISCO, INC.
                           (A DELAWARE CORPORATION)

                            SENIOR DEBT SECURITIES

                                                            April 6, 1995

                                TERMS AGREEMENT
                                ---------------

To:  COMDISCO, INC.
     6111 North River Road
     Rosemont, Illinois  60018

     Re:  Underwriting Agreement dated April 6, 1995

                            SENIOR DEBT SECURITIES
                            ----------------------

Title of Senior Debt Securities:     7.25% Notes Due
                                     April 15, 1998

Principal amount to be issued:       $200,000,000

Current ratings:                     Moody's Investors Service, Inc.:   Baa2
                                     Standard & Poor's Ratings Group:   BBB
                                     Duff & Phelp Credit Rating Co.:    BBB+

Interest rate:                       7.25%

Interest Payment Dates:              October 15 and April 15 of each year,
                                     commencing October 15, 1995

Date of Maturity:                    April 15, 1998

Form and Denomination:               Fully registered in denominations of $1,000
                                     and integral multiples thereof.

Redemption provisions:               None

Sinking Fund requirements:           None

Delayed Delivery Contracts:          Not authorized

Public offering price:        99.768%, plus accrued interest, if any, from
                              April 13, 1995

Underwriting Discount:        .350%

Closing Date and location:    April 13, 1995 in offices of McBride Baker &
                              Coles, 500 West Madison Street, 40th Floor,
                              Chicago, Illinois 60661


Rating Agencies applicable    Moody's Investors Service, Inc.,
to Sections 4 and 9 of        Standard & Poor's Ratings Group
the Underwriting Agreement:   and Duff & Phelps Credit Rating Co.


Payment for the Securities shall be made to the Company in same day funds payable to the order of the Company against acknowledgment of satisfactory notation of the Underwriter's interest in the Global Note representing the Securities by the Underwriters.

Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Securities set forth opposite its name.


                                                      Principal
Underwriter                                           Amount
- -----------                                           ------

Smith Barney Inc.                                     $ 40,000,000

BA Securities, Inc.                                   $ 40,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated    $ 40,000,000

NationsBanc Capital Markets, Inc.                     $ 40,000,000

Salomon Brothers Inc                                  $ 40,000,000
                                                      ------------

     TOTAL                                            $200,000,000
                                                      ============

              [SIGNATURE PAGE FOR APRIL 6, 1995 TERMS AGREEMENT]




                              SMITH BARNEY INC.


                              By: /s/ Robert R. Holloman
                                  -------------------------------
                              Its:    Authorized Signatory


                              BA SECURITIES, INC.


                              By: /s/ Dana Levenson
                                  -------------------------------
                              Its:    Authorized Signatory


                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED


                              By: /s/ Thomas Arndorfer
                                  -------------------------------
                              Its:    Authorized Signatory


                              NATIONSBANC CAPITAL MARKETS, INC.


                              By: /s/ Thomas G. Mooney
                                  -------------------------------
                              Its:    Authorized Signatory


                              SALOMON BROTHERS INC


                              By: /s/ Paul B. Young
                                  -------------------------------
                              Its:    Authorized Signatory



Accepted:

COMDISCO, INC.


By: /s/ Edward A. Pacewicz
    ------------------------
Its: Authorized Signatory